Business Wire Advisory

Business Wire Advisory --- 4 Easy Steps

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1.  Title of Advisory

CBRL Group, Inc. to Present at the McDonald Investments Consumer Conference

2.  Date and time your

Advisory should be

Distributed over the wire

Advisory Distribution Time:  Monday, October 7, 2002, X:00 a.m. EST (X:00 a.m. CT)

LEBANON, TN—(BUSINESS WIRE)—October 7, 2002—CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will be presenting at the McDonald Investments Consumer Conference to be held in New York City on Wednesday, October 9, 2002, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  An audio webcast of the presentation will be available over the Internet at http://www.visualwebcaster.com/event.asp?id=8114.  The replay of the webcast will be available 1 hour after the presentation ends and will be accessible for 14 days.  The archived webcast will also be available on the Company’s website (www.cbrlgroup.com) through October 22, 2002.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 458 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 88 company-operated and 12 franchised Logan’s Roadhouse restaurants in 17 states.

3.  Advisory Text

    None for this announcement

4.  Contact Information

    (required)

Contact Information:

Lawrence E. White, 615.444.5533